Exhibit 10.1

***Denotes certain parts that have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

THIS AGREEMENT is made the 24th day of October, 2006

BETWEEN

XSTATE RESOURCES LIMITED (ABN 96 009 217 154) of Level 2, 45 Stirling Highway Nedlands, Western Australia (Manager);

AND

LIBERTY STAR GOLD CORP INC, a company incorporated in Nevada, of 2766 North Country Club Road, Tucson A2 85716, United Sates of America (Subcontractor).

RECITALS

A.	The Participants are members of the Liberty Star Joint Venture.
B.	The Manager is the manager of the Liberty Star Joint Venture.
C.	The Manager has agreed to appoint the Subcontractor to perform the Subcontracted Duties.
D.	The Subcontractor has agreed to accept that appointment on the terms and conditions set out in this Agreement.
E.	For the avoidance of doubt, Liberty Star Gold Corp Inc enters into this Agreement both in its capacity as a Participant and its capacity as the Subcontractor.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Agreement:

Agreement means the agreement constituted by this document.

Approved Capital Expenditure Program means a Capital Expenditure Program that has been adopted and approved by the Management Committee.

Approved Pipes Program means a Pipes Program that has been adopted and approved by the Management Committee.

Auditor means the registered company auditor appointed by the Participants for the purposes of auditing the accounts and records of the Subcontractor and the Project.

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Authorisations means all authorisations, leases, licences, permits, approvals and consents of and from any government or governmental or other competent authority which are necessary or desirable for the conduct of the Project.

Business Day means:

(a)	for receiving a notice under clause 14, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is sent; and
(b)	for all other purposes, a day that is not a Saturday, Sunday, bank holiday or public holiday in Arizona, United States of America.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Capital Expenditure Program means a program and budget for the construction and development of works for the Project whether or not they be capital or other expenses and includes:

(a)	a reasonably detailed description of the works to be undertaken during the course of the program;
(b)	a suitably itemised budget for the Project Expenses associated with the works to be carried out during the course of the program; and
(c)	estimated Cash Calls for the course of the program.

Cash Call means an amount specified by the Subcontractor in a Cash Call Statement as being required to be contributed by a Participant for Project Expenses.

Cash Call Statement means a statement issued by the Subcontractor to the Manager specifying in reasonable detail:

(a)	the amounts and times for estimated cash disbursements required to be made in relation to the Subcontracted Duties during the following Quarter on account of Project Expenses;
(b)	a comparison of the estimate made under paragraph (a) with the relevant portion of the current Approved Pipes Program and the current Approved Capital Expenditure Program;
(c)

the extent, if any, to which the estimated disbursements will be satisfied by cash on hand from the Sole Funding Amount or from previous contributions after allowing for a reasonable cash balance determined by the Subcontractor to be kept on hand;

(d)	the Cash Calls for that Quarter; and
(e)	the date by which those Cash Calls must be made.

Force Majeure means any act, event or cause (other than lack of funds) which is beyond the reasonable control of the Subcontractor including:

(a)

act of God, peril of the sea, accident of navigation, war, sabotage, riot, insurrection, civil commotion, national emergency (whether in fact or law), martial law, fire, lightning, flood, cyclone, earthquake, landslide,

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storm or other adverse weather conditions, explosion, power shortage, strike or other labour difficulty (whether or not involving employees of the Participant concerned), epidemic, quarantine, radiation or radioactive contamination;

(b)

action or inaction of any government or governmental or other competent authority (including any court of competent jurisdiction), including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation, decree or other legally enforceable order; and

(c)	breakdown of plant, machinery or equipment or shortages of labour, transportation, fuel, power or plant, machinery, equipment or material.

Joint Venture means the joint venture constituted by the Joint Venture Agreement.

Joint Venture Agreement means the joint venture agreement for the “Liberty Star Joint Venture” between the Manager and the Subcontractor relating to the conduct of the Project dated for reference October [*], 2006.

JV Pipes has the same meaning given to that term in the Joint Venture Agreement.

Participant means Liberty Star Gold Corp Inc and the Subcontractor, being the parties to the Joint Venture Agreement.

Pipes Program means a work program and budget for the conduct of the Project setting out the works to be performed in connection with the Project and includes:

(a)	a description of the progress of the Project up to the commencement of the development of a Pipe or Other Pipe;
(b)	a reasonably detailed description of activities to be undertaken respecting a Pipe or Other Pipe and the expected timelines involved;
(c)	a suitably itemised budget for Project Expenses associated with the works to be carried out respecting a Pipe or Other Pipe;
(d)	an estimate of the final cost of all the Project Expenses; and
(e)	estimated Cash Calls respecting a Pipe or Other Pipe.

Progress Report means a progress report for a Quarter with respect to the Subcontracted Duties:

(a)	outlining the Subcontracted Duties performed in connection with the Project during that Quarter;
(b)	summarising all Project Expenses incurred or accrued during that Quarter;
(c)	comparing the work and Project Expenses for that Quarter with estimates made in the relevant Approved Pipes Program or Approved Capital Expenditure Program and Cash Call Statement;

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(d)	outlining the plans for the further work to be performed in conducting the Project; and
(e)	such other information as may be required by the Participants.

Project means the Joint Venture.

Project Account means the bank account maintained by the Subcontractor for the purpose of:

(a)	receiving monies from the Sole Funding Amount until fully expended;
(b)	receiving all Cash Calls; and
(c)	paying out all Project Expenses.

Project Agreements means this Agreement, the Joint Venture Agreement and all other agreements or instruments in connection with the Project entered into by or on behalf of the Participants in connection with the Project.

Project Expenses means all capital and operating costs, charges, expenses, fees, taxes (other than income or capital gains taxes) and other payments and expenditures of and incidental to the conduct of the Project and, for the avoidance of doubt, includes the Subcontractor’s own direct costs incurred in relation to the provision of services pursuant to this Agreement.

Quarter means a calendar quarter commencing 1 January, 1 April, 1 July or 1 October.

Subcontracted Duties means the duties of the Subcontractor set out in this Agreement.

Term means the period commencing on the date of this Agreement and continuing during all Exploration Operations and Mining Operations until terminated in accordance with clause 12.

1.2	Interpretation

In this Agreement unless the context otherwise requires:

(a)	any term used in this Agreement which is defined in the Joint Venture Agreement and not specifically defined in this Agreement has the meaning specified in the Joint Venture Agreement;
(b)	headings are for convenience only and do not affect its interpretation;
(c)	an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;
(d)

the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(e)	a reference to any party includes that party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

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(f)	a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;
(g)

a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(h)	words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;
(i)

reference to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(j)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;
(k)	a reference to $ or dollar is to the currency of the United States of America;
(l)	a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;
(m)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;
(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it; and
(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.
2.	APPOINTMENT OF SUBCONTRACTOR
2.1	Appointment

The Manager appoints the Subcontractor to perform the Subcontracted Duties on the terms and conditions contained in this Agreement. The Manager authorises and empowers the Subcontractor to do and, subject to the timely provision of funds, the Subcontractor agrees to do all things necessary or desirable in performing the Subcontracted Duties necessary for the efficient and economic conduct of the Project in accordance with Approved Pipes Programs and Approved Capital Expenditure Program.

2.2	Acceptance

The Subcontractor accepts the appointment under clause 2.1.

2.3	Project Account

The Subcontractor must maintain the Project Account.

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2.4	Quarterly reports

The Subcontractor must, within 10 Business Days after the end of each Quarter, deliver to the Management Committee on behalf of the Manager a Progress Report for that Quarter.

2.5	Requested information

The Subcontractor must provide to the Manager statements and other information relating to the Subcontracted Duties reasonably requested by the Manager.

2.6	Management Committee meetings

The Subcontractor must arrange and attend each meeting of the Management Committee.

2.7	Independent contractor

The Subcontractor has the authority, discretions and powers of an independent contractor in its management, supervision and conduct of the Subcontracted Duties.

3.	OBLIGATIONS OF SUBCONTRACTOR
3.1	Subcontracted Duties
(a)	The Subcontractor must perform the Subcontracted Duties and attend to all things required of the Subcontractor under the this Agreement.
(b)	The Subcontractor must, subject to having sufficient funds to do so in the Project Account, in relation to Subcontracted Duties:
(i)	pay when due Project Expenses;
(ii)	ensure that the Authorisations are applied for, obtained and maintained;
(iii)	ensure compliance with all applicable laws and regulations and lawful directions of any governmental authority having jurisdiction concerning the Project;
(iv)

effect and maintain for the Participants all usual insurances, for reasonable and prudent amounts, in relation to the Joint Venture Assets, the conduct of the Project and employees or agents engaged in any way in the Project;

(v)	keep the Manager fully informed of all material matters of which the Subcontractor is aware pertaining to the Project;
(vi)	ensure that the Joint Venture Assets are maintained, developed and used for the conduct of the Project;
(vii)	immediately notify the Manager of any event or circumstance which is likely to result in:
(A)	litigation, arbitration or analogous proceedings;

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(B)	a breach of any Authorisation; or
(C)	a breach of any applicable law, regulation or governmental direction;
(viii)	immediately notify the Manager of any default or impending default by the Subcontractor or the Manager under the Project Agreements;
(ix)	notify the Manager when the Subcontractor expects that expenditure for a Pipes Program will exceed the relevant Approved Pipes Program budget or an Approved Capital Expenditure Program;
(x)	maintain the Project Account;
(xi)	deliver to the Manager, within 10 Business Days after the end of each Quarter, a Progress Report for that Quarter;
(xii)	provide to the Participants statements and other information relating to the Project reasonably requested by the Manager; and
(xiii)	arrange and attend each meeting of the Management Committee.
3.2	Standard of care

The Subcontractor agrees to carry out its duties and obligations under this Agreement:

(a)	in accordance with the Authorisations and all applicable laws, regulations, orders and rules;
(b)	in accordance with established, modern, scientific and good exploration and mining methods and practices;
(c)	using due skill, expertise, diligence and vigour;
(d)	using good and sufficient materials and services; and
(e)	in good faith and in the best interests of the Participants.
3.3	Good faith

The Subcontractor must not act in a manner which contravenes or frustrates the terms and intent of this Agreement.

3.4	No transfer

The Subcontractor must not, without the prior written consent of the Manager, transfer any of its rights or interest under this Agreement.

3.5	Custody and ownership

Except as authorised or required by the Joint Venture Agreement in writing, the Subcontractor:

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(a)	must not encumber any of the Joint Venture Assets under its possession or control; and
(b)	has possession and control but not ownership of the Joint Venture Assets.
3.6	Agent for Participants

Any contract entered into by the Subcontractor in connection with the performance of its obligations under this Agreement is as agent for and to the account of the Participants, and when required under the Joint Venture Agreement, the Subcontractor will seek approval for such contracts from the Management Committee.

3.7	Ratification

Each Participant agrees to ratify all activities undertaken by the Subcontractor in the performance of its duties in accordance with the terms of this Agreement and the Project Agreements.

4.	POWERS OF SUBCONTRACTOR
4.1	Powers

Subject to clause 4.2 and any contrary written directions from the Manager, the Subcontractor has the powers, functions and authority necessary to enable the Subcontractor to carry out the Subcontracted Duties and obligations under this Agreement, including the power:

(a)	to acquire, develop, repair, maintain and dispose of the Joint Venture Assets;
(b)	to employ, engage, appoint and contract with advisers and contractors;
(c)	to negotiate and enter into (and renew, extend or vary) agreements for the supply (by purchase or lease) of materials, equipment, buildings and services in connection with the Project;
(d)	to effect and maintain insurances of the type and in the amount determined by the Management Committee for the benefit of the Participants;
(e)	to institute, prosecute, defend and compromise legal proceedings on behalf of the Participants filed or brought against the Project;
(f)	to prepare and file applications, reports or returns to government or governmental authorities;
(g)	in the case of an emergency or accident, to take such action as is necessary for the protection of life and property; and
(h)	to do any other act or thing which may be required of the Subcontractor by this Agreement or which the Manager may authorise or require.
(i)	The Subcontractor is authorised without the prior approval of the Management Committee to incur:

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(i)	in a financial year, expenditure up to 5% in excess of the aggregate amount budgeted for in an Approved Capital Expenditure Program for that financial year; and
(ii)

any amount not the subject of an Approved Capital Expenditure Program expended by the Subcontractor in taking action in an emergency affecting safety of life, operations, Joint Venture Assets or other property as the Subcontractor reasonably considers necessary.

(j)	Any amounts expended by the Subcontractor in excess of those set out in paragraph (i) and not approved by the Management Committee must be borne by the Subcontractor.
(k)	Where an event referred to in paragraph (i) occurs, the Subcontractor must promptly notify the Participants of the expenditure together with particulars relating to that expenditure.
(l)	The Subcontractor is authorised without the prior approval of the Management Committee to incur:
(i)	expenditure up to 5% in excess of the aggregate amount budgeted for in an Approved Pipes Program; and
(ii)

any amount not the subject of an Approved Pipes Program expended by the Subcontractor in taking action in an emergency affecting safety of life, operations, Joint Venture Assets or other property as the Subcontractor reasonably considers necessary.

(m)	Any amounts expended by the Subcontractor in excess of those set out in paragraph (l) and not approved by the Management Committee must be borne by the Subcontractor.
(n)	Where an event referred to in paragraph (l) occurs, the Subcontractor must promptly notify the Participants of the expenditure together with particulars relating to that expenditure.
4.2	Restrictions on power

The Subcontractor will seek authorization from the Management Committee to:

(a)	incur capital expenditure in excess of $5,000 on any one item that is not in accordance with an Approved Pipes Program or an Approved Capital Expenditure Program;
(b)	incur any expenditure which would result in expenditure for a financial year exceeding the amount set out in clauses 4.1(i) and 4.1(l);
(c)	commence or settle any litigation, arbitration or analogous proceedings; or
(d)	dispose of any material Joint Venture Asset.

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5.	PIPES PROGRAM
5.1	Initial Pipes Program
(a)	The Subcontractor must prepare an initial Pipes Program to be submitted to the Management Committee for its review and approval (Initial Pipes Program).
(b)	Subject to the approval of the Management Committee, the Initial Pipes Program will be adopted as the first Approved Pipes Program and first Approved Capital Expenditure Program for the Project.
(c)

The Subcontractor acknowledges that in performing the Subcontracted Duties it is bound to comply with the terms of the Initial Pipes Program as being the first Approved Pipes Program and the first Approved Capital Expenditure Program for the Project.

5.2	Subsequent Pipes Programs

The Subcontractor must, as soon as practicable and in any event within three months after completion of a Pipes Program, prepare and submit to the Participants for approval, a Pipes Program for the conduct of the Project.

5.3	Adoption of Pipes Programs

The Participants must advise the Subcontractor immediately on the Management Committee adopting a Pipes Program.

5.4	Minimum obligations

The Pipes Program must ensure that the minimum expenditure obligations under Arizona state law or any contractual obligation of the Joint Venture (if any) prescribed under each JV Pipe is satisfied, unless the Pipes Program recommends abandonment or sale of a Pipe.

5.5	Delay in approving Pipes Programs

If the Management Committee has not approved, before the commencement of a financial year, the Pipes Program for that financial year, then until the Pipes Program is approved, and unless the Pipes Program recommends abandonment or sale of a Pipe the Management Committee is deemed to have approved a Pipes Program which ensures that the minimum expenditure obligations are met.

5.6	Revisions

The Management Committee may, subject to clause 5.7, revise any Approved Pipes Program and the Subcontractor may make proposals to the Management Committee for any revision of any Approved Pipes Program, provided however that any contractual or other obligations incurred prior to such revision are honored.

5.7	Binding on Subcontractor

Any Approved Pipes Program is binding on the Subcontractor.

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6.	CAPITAL EXPENDITURE PROGRAMS
6.1	Capital Expenditure Program

The Subcontractor must, at least two months before the commencement of a financial year in which a Capital Expenditure Program is proposed to commence, prepare and submit to the Management Committee for approval, a Capital Expenditure Program.

6.2	Adoption of Capital Expenditure Program

The Manager must advise the Subcontractor immediately on the Management Committee adopting or revising an Approved Capital Expenditure Program.

6.3	Revisions

The Management Committee may, subject to clause 6.4, revise any Approved Capital Expenditure Program and the Subcontractor may make proposals to the Management Committee for any revision of any Approved Capital Expenditure Program.

6.4	Binding on Subcontractor

Any Approved Capital Expenditure Program is binding on the Subcontractor.

7.	CALLED SUMS
7.1	Cash Call Statements

The Subcontractor must, at least ten Business Days before the commencement of each Quarter, deliver to the Manager a Cash Call Statement in accordance with the relevant Approved Pipes Program or Approved Capital Expenditure Program for the Project.

7.2	Payment of Cash Calls

The Participants must pay or cause to be paid to the Subcontractor the Cash Calls set out in a Cash Call Statement on or before the date specified in the relevant statement, provided, however, that if the Cash Call Statement exceeds the remainder of the Sole Funding Amount, the Cash Call Statement must be approved by the Management Committee.

7.3	Additional Cash Calls

If the Subcontractor:

(a)

must take urgent or emergency action which requires funds in excess of the funds then available to the Subcontractor which have not been provided for in the most recent Cash Call Statement delivered to the Participants; or

(b)

has under-estimated the disbursements to be made during a Quarter in the most recent Cash Call Statement delivered to the Participants, the Subcontractor must deliver a statement to each Participant stating:

(i)	the amount of funds required;

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(ii)	the funds required to be paid by each Participant;
(iii)	the place where payment is to be made;
(iv)	the circumstances, in reasonable detail, giving rise to the necessity for obtaining the funds; and
(v)	the time and date by which payment must be made.
7.4	Payment of Cash Calls

Upon approval by the Management Committee of a Cash Call in excess of the Sole Funding Amount, the Participants will pay the amount of the Cash Call Statement each in proportion to their interest in the Joint Venture.

8.	RECORDS AND ACCOUNTS
8.1	Comprehensive records

The Subcontractor must, in accordance with recording principles and practices generally accepted in the international mining industry, keep comprehensive, true and accurate records and accounts of the performance of its obligations under this Agreement including:

(a)	the Project;
(b)	the Subcontractor's performance of its duties under this Agreement;
(c)	all property, real and personal, belonging to the Participants;
(d)	all transactions entered into by or on behalf of the Participants in connection with the Project; and
(e)	all expenses incurred by the Subcontractor,

for five years following termination of this Agreement or as required for compliance with tax or other regulatory requirements or as otherwise agreed to by the Participants.

Costs of such record and account keeping are an expense of the Joint Venture.

8.2	Access

On one Business Day's notice, representatives of the Manager may at all reasonable times inspect, and obtain copies of, all documents, records and accounts under the control of the Subcontractor relating to the carrying out of its obligations under this Agreement.

8.3	Financial statements
(a)

The Subcontractor must deliver to the Manager within 20 Business Days after the end of each financial year, a financial statement reflecting all receipts, expenditures and transactions made by the Subcontractor on behalf of the Manager in connection with the Joint Venture during the financial year then ended.

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(b)	The financial statement will be accompanied by a report by the Auditor reporting to the Manager that the Auditor:
(i)	has examined the records, accounts and financial statements; and
(ii)	either is satisfied that each presents a true and fair view of the state of affairs of the Joint Venture; or
(iii)	is not satisfied and the reason why the Auditor is not satisfied.
9.	REMUNERATION AND EXPENSES OF SUBCONTRACTOR
9.1	Remuneration

The Subcontractor will be entitled to be reimbursed for all direct costs and expenses incurred in relation to the performance of the Subcontracted Duties pursuant to the terms of this Agreement including without limitation time expended by Subcontractor’s personnel and these costs and expenses will form part of the Project Expenses.

9.2	Rates

The hourly rates charged by the Subcontractor’s personnel are set out in the Schedule and will otherwise be in accordance with the Pipes Program submitted to the Management Committee for approval.

9.3	Expenses

The Participants must pay or reimburse the Subcontractor for all Project Expenses.

10.	LIABILITY OF THE SUBCONTRACTOR
10.1	No liability

The Subcontractor is not responsible to the Participants for any liability, loss, harm, damage, cost or expense (including legal fees) that:

(a)	any of them may suffer, incur or sustain; and
(b)	arises out of the activities of the Subcontractor in performing its duties or obligations under this Agreement,

except to the extent that that liability, loss, harm, damage, cost or expense arises from the Subcontractor's wilful misconduct, bad faith or gross negligence.

10.2	Indemnity

By execution of this Agreement, the Participants indemnify the Subcontractor against any liability, loss, harm, damage, cost or expense (including legal fees), that the Subcontractor may suffer, incur or sustain:

(a)	as a result of any suit, claim or demand brought or made against the Subcontractor; or

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(b)	arising out of the activities of the Subcontractor in performing its duties or obligations under this Agreement,

except to the extent that that liability, loss, harm, damage, cost or expense arises from the Subcontractor's wilful misconduct, bad faith or gross negligence.

10.3	Subcontractor includes

In this clause 10 references to the Subcontractor include references to the servants, employees and subcontractors of the Subcontractor.

11.	FORCE MAJEURE
11.1	Obligations on Subcontractor

If the Subcontractor becomes unable wholly or in part by Force Majeure to carry out any of its duties or obligations under this Agreement:

(a)	the Subcontractor must give to the Participants prompt written notice of:
(i)	detailed particulars of the Force Majeure;
(ii)	so far as is known, the probable extent to which the Subcontractor will be unable to perform or will be delayed in performing the duty or obligation;
(b)	the relevant duty or obligation, so far as it is affected by the Force Majeure, will be suspended during the continuance of the Force Majeure; and
(c)	the Subcontractor must use all reasonable efforts to overcome or remove the Force Majeure as quickly as possible.
11.2	Settlement of disputes

The Subcontractor is not required to settle any labour or other dispute on terms contrary to its wishes or to contest the validity or enforceability of any law, regulation or decree by way of legal proceedings.

11.3	Obligation to pay money

This clause does not apply to any obligation to pay money.

12.	TERMINATION
12.1	Term of agreement

This Agreement continues in full force during the Term, unless terminated earlier under clause 12.2.

12.2	Immediate termination

The Manager may, in its absolute discretion, immediately and without prior written notice or payment instead of notice terminate the Subcontractor's appointment under this Agreement if any of the following events occur:

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(a)	the Subcontractor has committed a substantial breach of any material term of this Agreement;
(b)	there is continued neglect by the Subcontractor of the obligations, functions or duties of the Subcontractor set out in or implied by this Agreement;
(c)	in the opinion of the Manager, the Subcontractor commits wilful misconduct, fraud or dishonesty;
(d)	an order is made or an effective resolution is passed for the appointment of a provisional liquidator or for the winding up of the Subcontractor;
(e)	a receiver or a receiver and manager is appointed or a mortgagee enters into possession of all or part of the undertaking or assets of the Subcontractor;
(f)	the Subcontractor proposes to enter into or enters into a scheme of arrangement with its creditors or any of them; or
(g)	the Subcontractor calls a meeting of its creditors for the purpose of placing the Subcontractor under official management or an official manager or administrator of the Subcontractor is appointed.
12.3	Subcontractor's obligations on termination

On termination of this Agreement, the Subcontractor must:

(a)	relinquish possession and control to the Manager, or as they direct, of all Joint Venture Assets and money held or controlled by the Subcontractor under this Agreement; and
(b)	deliver to the Manager or as its directs, all documents, books, technical information, accounts and other records relating to the performance of its obligations under this Agreement.
12.4	Existing rights preserved

Termination of this Agreement will not prejudice the rights and obligations of any party in respect of any occurrence before termination.

13.	CONFIDENTIALITY
13.1	Obligation of confidentiality

The Subcontractor agrees to keep Confidential Information confidential and not to disclose it or allow it to be disclosed to any third party and the Subcontractor must take or cause to be taken reasonable precautions to maintain the secrecy and confidentiality of the Confidential Information.

13.2	Exceptions to confidentiality

The obligations of confidentiality under this Agreement do not extend to information that (whether before or after this Agreement is executed):

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(a)	is disclosed to the extent necessary to ensure the efficient operation of this Agreement;
(b)

is required by law or the rules of a stock exchange to be disclosed and the Subcontractor has taken all reasonable steps to oppose or prevent the disclosure and to limit, as far as possible, the extent of the disclosure;

(c)	is public knowledge or was disclosed to third parties prior to the execution of this Agreement (otherwise than as a result of a breach of this Agreement or any other obligation or confidence); or
(d)

is disclosed to any adviser, consultant, expert, contractor or subcontractor employed or retained by the Subcontractor who has a need to know (and only to the extent that each has a need to know) and who has been made aware that the Confidential Information must be kept confidential.

13.3	Meaning of Confidential Information

For the purposes of this clause Confidential Information means all information and data acquired by the Subcontractor under or by virtue of this Agreement.

14.	NOTICES
14.1	Requirements for Notice

Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause 14.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 14.3.

14.2	Address of Parties

The initial address of the Parties shall be as follows:

In the case of the Manager:

Xstate Resources Limited

Level 2

45 Stirling Highway

NEDLANDS WA 6009

Facsimile:	INT + (618) 9389 8327
Attention:	The Company Secretary

In the case of the Subcontractor:

Liberty Star Gold Corp Inc

2766 North Country Club Road

TUCSAN A2 85716 USA

Facsimile:	INT + (520) 844-1118
Attention:	The Company Secretary

14.3	Change of Address

Each Party may from time to time change its address by giving notice pursuant to clause 14.1 to the other Parties.

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14.4	Receipt of Notice

Any notice given pursuant to clause 14.1 will be conclusively deemed to have been received:

(a)

in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (local time) on a Business Day or on the next following Business Day if delivered after 5 pm (local time) on a Business Day or on a day other than a Business Day;

(b)	if sent by mail, on the second clear Business Day after the day of posting; or
(c)	if sent by facsimile, on the day the facsimile was sent by clear transmission.
15.	FURTHER ASSURANCE

Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Agreement.

16.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Arizona and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Arizona and the courts which hear appeals therefrom.

17.	VARIATION

No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the Parties.

18.	COSTS

Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

19.	MISCELLANEOUS
19.1	Severance

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

19.2	Entire Agreement

This Agreement shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

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19.3	Counterparts

This Agreement may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

19.4	Time

Time shall be of the essence in this Agreement in all respects.

19.5	Approvals and consents

Except where this Agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this Agreement.

19.6	Assignment

A party may only assign this Agreement or a right under this Agreement with the prior written consent of each other party.

19.7	Survival

Any indemnity or any obligation of confidence under this Agreement is independent and survives termination of this Agreement. Any other term by its nature intended to survive termination of this Agreement survives termination of this Agreement.

19.8	No merger

The rights and obligations of the parties under this Agreement do not merge on completion of any transaction contemplated by this Agreement.

19.9	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

19.10	Relationship

Except where this Agreement expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.

19.11	Announcements

A public announcement in connection with this Agreement or any transaction contemplated by it must be agreed by the parties before it is made, except if required by law or a regulatory body (including a relevant stock exchange), in which case the party required to make an announcement must, to the extent practicable, first consult with and take into account the reasonable requirements of each other party.

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EXECUTED by the Parties as an Agreement.

EXECUTED BY XSTATE RESOURCES LIMITED in accordance with its constituent documents and place of incorporation::	) ) ) )
/s/ signed
Director
Director/Secretary

EXECUTED BY LIBERTY STAR GOLD CORP INC in accordance with its Constituent documents and place of incorporation:	) ) ) )
/s/ James Briscoe
Director /s/ Jon Young
Director/Secretary

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RATES OF SUBCONTRACTOR

***

XSTATE RESOURCES LIMITED

(Manager)

and

LIBERTY STAR GOLD CORP INC

(Subcontractor)

SUBCONTRACTING AGREEMENT